POWER OF ATTORNEY

The undersigned directors of COUNTRY Investors Life Assurance Company, an Illinois stock insurance company (the “Company”), hereby constitute and appoint James M. Jacobs and David A. Magers, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any insurance or annuity contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

NAME	DATE

/s/ Philip Nelson	January 24, 2008
Philip Nelson

/s/ Richard Guebert, Jr.	January 24, 2008
Richard Guebert, Jr.

/s/ Michael Kenyon	January 24, 2008
Michael Kenyon

/s/ Charles Cawley	January 24, 2008
Charles Cawley

/s/ Wayne Anderson	January 24, 2008
Wayne Anderson

/s/ James Schielein	January 24, 2008
James Schielein

/s/ Scott Halpin	January 24, 2008
Scott Halpin

/s/ William Olthoff	January 24, 2008
William Olthoff

/s/ Gerald Thompson	January 24, 2008
Gerald Thompson

/s/ Kent Schleich	January 24, 2008
Kent Schleich

/s/ Terry Pope	January 24, 2008
Terry Pope

/s/ Dale Hadden	January 24, 2008
Dale Hadden

/s/ Troy Uphoff	January 24, 2008
Troy Uphoff

/s/ Chris Hausman	January 24, 2008
Chris Hausman

/s/ Richard Ochs	January 24, 2008
Richard Ochs

/s/ Dale Wachtel	January 24, 2008
Dale Wachtel

/s/ Henry Kallal	January 24, 2008
Henry Kallal

/s/ Darryl Brinkmann	January 24, 2008
Darryl Brinkmann

/s/ J.C. Pool	January 24, 2008
J.C. Pool

/s/ Jim Anderson	January 24, 2008
Jim Anderson